First Quarter 2014 FAQs
Updated April 25, 2014
Q: What drove the year-over-year improvement in our operating profit?
A: Considering our revenues were roughly in line with our expectations, the year-over-year improvement in our operating profit was driven by three key factors: First, gross margins in our core business increased 160 basis points year-over-year as a result of the continued success of our Innovate-to-Elevate strategy and better than expected efficiencies from our supply chain. Second, we had strong SG&A leverage in the quarter due to our continued focus on tight cost controls. Third, Maidenform contributed approximately $6 million, slightly ahead of our expectations.

Maidenform-related FAQ

Q: Now that you’ve owned Maidenform for nearly six months, can you highlight any positives or negative surprises and where you may have some opportunity?
A: The strategic rationale for this acquisition remains compelling. Inherent in our 2014 guidance are the actions we’ve taken to get Maidenform down to its core profitable base of around $500 million in sales. For 2014 we are now estimating approximately $30 million in operating profit contribution. Within three years, we’ve talked about taking that operating profit to $80 million driven by SG&A synergies, supply chain synergies, and grafting Innovate-to-Elevate onto the business. Cost savings from headcount reductions should be fully realized in Q4 of 2014 and into 2015. From a supply chain perspective, we will begin to internalize manufacturing for Maidenform products beginning Q3 of 2014 and we should begin to see those benefits in the P&L in 2015, just as we had planned. We are very excited about grafting the Innovate-to-Elevate process to that business and have already integrated our two design organizations. They are diligently working on platform innovations for the Maidenform brand that will launch at retail in late 2015. Overall, we feel great about the Maidenform acquisition and what it can contribute to sales and margins for 2014 and beyond.

Q: What is the expected financial contribution of the Maidenform acquisition?
A: Once synergies are fully realized, which we currently estimate will be within three years, we believe Maidenform should annually add over $500 million to sales and $80 million to operating profit.

Q: What is the expected impact to 2014?
A: Maidenform should add approximately $500 million in sales and approximately $30 million in operating profit, implying roughly 100 basis points of dilution to total company operating margins from Maidenform. Also included are approximately $10 million in higher interest expense from the higher debt balances associated with the acquisition.

Q: Where are the synergies coming from?
A: The sources of synergies include: (1) complementary revenue opportunities; (2) leveraging our global supply chain and gaining scale from reducing third-party sourcing; and, (3) the elimination of duplicative stand-alone company costs.

Q: Looking at the three sources of synergies (SG&A, COGS and revenue); can you quantify the amount coming from each source and when each source will impact your P&L?
A: We have only indicated that of the cost savings synergies (SG&A and COGS), these essentially will be split evenly. While all areas of the integration should begin at the same time, the impact of each synergy source to our P&L will vary. SG&A savings (elimination of duplicative corporate costs) should be the first synergies visible on our P&L and are expected to begin in earnest by mid-2014. COGS savings (absorption of distribution and supply chain functions) should begin delivering substantial benefits in 2015 and be fully realized in 2016. Complementary revenue opportunities (applying Innovate-to-Elevate to Maidenform’s products and brands) should begin delivering synergies in late 2015 and fully in 2016.

Q: What are your plans for Maidenform’s current product line-up?
A: Maidenform’s brands fit right in the heart of our contemporary, younger brands, forming a nice balance against our classic brands of Bali, Playtex and Just My Size. Looking at our overall Intimates business, we now have a stronger number two position in bras and a No. 1 position in shapewear. We are beginning to see the opportunities to drive our Innovate-to-Elevate strategy through the entire Maidenform portfolio. We will focus their innovation on fewer but bigger “platform initiatives,” beginning to advertise these platforms to build brand power, and as these platforms gain scale, internalizing them into our supply chain to substantially improve margins.

Q: What is your strategy for bringing the various brands together? For example, do you plan to offer only certain brands to certain customers?
A: We plan to foster long-term growth opportunities by combining the respective capabilities of the portfolios and cross-introducing new products. Shortly after closing we went to market with our key retailers to begin refining assortments and positioning with our full portfolio of Classic and Contemporary brands; the response from our retailers has been uniformly positive.

Q: Do you plan to consolidate their outlet store footprint within your existing footprint?
A: We have no plans to close their retail outlets stores and will continue to focus on four-wall profitability within our retail business.

Q: Does Maidenform’s international footprint provide you any opportunity to expand your international sales presence?
A: There is opportunity to leverage our combined strengths over time. Roughly half of Maidenform’s international business is in Canada and Mexico with the remaining half in Europe. Where there is country overlap, we are folding Maidenform’s operations into our existing regions. Maidenform’s European operations will become our fifth international region, joining North America, South America, Asia and Australia.

Q: How much of Maidenform’s product base can be internalized to run through your supply chain?
A: We currently manufacture about two-thirds of our bras and roughly 90% of our entire business where Maidenform sources 100% of their product. Therefore, we see significant opportunity to bring some of their products into our self-owned manufacturing footprint. We will provide more details as they become available through the integration process.

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Cautionary Statement Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, among others, statements about the HanesBrands acquisition of Maidenform (the “acquisition”), including integration plans and the expected impact of the acquisition on HanesBrands’ sales, earnings, operating profit and free cash flow, are forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management, expressed in good faith. However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished, and actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to our ability to achieve expected synergies and successfully complete the integration of Maidenform and the level of expenses and other charges related to the acquisition. For further information regarding the risks associated with HanesBrands’ and Maidenform’s businesses, please refer to their respective filings with the SEC and the proxy statement and other materials that were filed with the SEC by Maidenform in connection with the acquisition. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

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